Exhibit 23.3

DeGolyer and MacNaughton
5001 Spring Valley Road
Suite 800 East
Dallas, Texas 75244

December 14, 2010

Magnum Hunter Resources Corporation
777 Post Oak Blvd., Suite 910
Houston, Texas 77056

Ladies and Gentlemen:

We consent to incorporation by reference in the Registration Statement on Form S-8, to be filed on or about December 14, 2010, of Magnum Hunter Resources Corporation of the reference to our reports for Magnum Hunter Resources Corporation, which appears in the annual report on Form 10-K for the year ended December 31, 2009.

Very truly yours,

DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716